Exhibit 2

                                    Delaware
                                 The First State

     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY "MASON HILLS HOLDINGS, INC." IS DULY INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE AND IS IN GOOD STANDING AND HAS A LEGAL CORPORATE EXISTENCE SO FAR AS THE RECORDS OF THIS OFFICE SHOW, AS OF THE TWENTIETH DAY OF JULY, A.D. 2005.
     AND I DO HEREBY FURTHER CERTIFY THAT THE ANNUAL REPORTS HAVE BEEN FILED TO DATE.
     AND I DO HEREBY FURTHER CERTIFY THAT THE TRANSFER TAXES HAVE BEEN PAID TO DATE.

[SEAL]                             _____________________________
                                   Harriet  Smith  Windsor,  Secretary  of State

2160417   8300                         Authentication:     4034787

050599874                                   Date:          07-20-05